UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 27, 2010

IKANOS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-51532	94-3325669
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47669 Fremont Boulevard

Fremont, CA 94538

(Address of principal executive offices, including zip code)

(510) 979-0400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 27, 2010, the Company and Michael Gulett, President and Chief Executive Officer of Ikanos Communications, Inc., (the “Company”) and a member of the Board of Directors agreed to terminate his relationship with the Company in each of those roles effective at such time.

(c) On April 27, 2010, the Company appointed Mr. Diosdado P. Banatao as executive chairman and interim president and chief executive officer effective at such time. Mr. Banatao, age 63, has served as the Company’s chairman of the Board of Directors since August 2009, and has served as a managing partner of Tallwood Venture Capital, a venture capital firm, since June 2000. From April 2008 to June 2009, Mr. Banatao served as executive chairman and interim CEO of SiRF Technologies Holdings, Inc., a publicly traded company that was acquired by CSR plc in June 2009. From January 1998 to May 2000, Mr. Banatao served as a venture partner at Mayfield Fund, a venture capital firm. Mr. Banatao founded S3 Incorporated (later renamed SonicBlue Incorporated), a provider of consumer digital entertainment products, where he served as president and chief executive officer from January 1989 until January 1992 and as chairman from January 1992 to December 1997. Mr. Banatao also co-founded Chips & Technologies and Mostron. Mr. Banatao holds a B.S. in electrical engineering from the Mapua Institute of Technology and an M.S. in electrical engineering and computer science from Stanford University.

On April 28, 2010, the Company issued a press release announcing the departure of Mr. Gulett and the appointment of Mr. Banatao, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01	Other Events.

On April 28, 2010, in the press release announcing management changes, the Company also updated its guidance for the expected results of its first quarter of fiscal 2010. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated April 28, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2010

IKANOS COMMUNICATIONS, INC.

By:	/s/ NOAH D. MESEL
Noah D. Mesel Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 28, 2010.

4